Exhibit 10.30

LOAN AGREEMENT

THIS AGREEMENT is made as a deed on the date of the last signature below (the Agreement)

BETWEEN

1.	Orhan Ertughrul of 3 [***] (the Lender); and

2.

G-SMATT Europe Media Limited a company incorporated in England and Wales with registered number 10684795 whose registered office is at 3 Fairview Court, Fairview Road, Cheltenham, Gloucestershire, GL52 2EX (the Borrower)

(together, the Parties).

BACKGROUND

A.	The Borrower requires money to finance its business and the Lender has agreed to lend the money to the Borrower.

B.	The Parties wish to record in this Agreement the terms on which the money will be lent to and repaid by the Borrower.

The Parties agree that:

Meanings

1.	These words and phrases have defined meanings:

Available Amount	the amount the Lender will make available to the Borrower under paragraph 4;

Borrowed Sum	the principal amount lent by the Lender to the Borrower under this Agreement which is outstanding from time to time;

Business Day	a day other than a Saturday, a Sunday or a public holiday in England and Wales;

Drawdown Notice	any notice in writing given by Borrower to the Lender under paragraph 6;

Event of Default	any event or circumstance specified in the paragraph entitled ‘Default’ below;

Facility	the unsecured term loan facility made available under this Agreement;

Purpose	working capital purposes.

2.	In this Agreement, unless the context means a different interpretation is needed:

a.	including means “including without limitation”;

b.	words denoting the singular include the plural and vice versa, and words denoting any gender include all genders;

c.	a person includes firms, companies, government entities, trusts and partnerships;

d.	a party means a party to this Agreement and includes its assignees and successors in title and, in the case of an individual, to their estate and personal representatives;

e.	reference to a paragraph or Schedule is to a paragraph or Schedule of or to this Agreement (and the Schedules form part of this Agreement);

f.	reference to a statute or statutory provision includes any modification of or amendment to it, and all statutory instruments or orders made under it; and

g.	reference to writing or written includes faxes and email but not any other type of electronic communication.

3.	The headings in this Agreement are for convenience only and do not affect its meaning.

Loan

4.

The Lender will make available to the Borrower an unsecured term loan facility of an amount up to four hundred and fifty thousand (£450,000) (the Available Amount) on the terms and subject to the conditions of this Agreement.

The Facility will be available for drawdown in a single instalment until the 31 December 2023 from the date of this

5.	Agreement.

Drawdown

6.	The Borrower will draw down all or part of the Facility by giving the Lender not less than 30 Business Days’ notice in writing specifying:

a.	the amount (not exceeding the Available Amount) it wishes to draw down; and

b.	the requested drawdown date,

(the Drawdown Notice).

7.	Any part of the Available Amount which is not drawn down under the Drawdown Notice will be automatically cancelled.

Purpose

8.	The Borrower will use any amount borrowed under this Agreement solely for the Purpose.

9.	The Lender has no obligation to check how any amount lent under this Agreement is used.

Condition to drawdown

10.

The Lender will only be obliged to make the Facility available to the Borrower if on both the date of the Drawdown Notice and the drawdown date specified in the Drawdown Notice the warranties in the paragraph entitled ‘Warranties’ below are true and correct in all material respects and will be true and correct in all material respects immediately after the Lender has lent the amount specified in the Drawdown Notice.

Interest

11.	The Borrower will pay interest on the amount of the Borrowed Sum outstanding from time to time at 0% (the Interest Rate).

12.	Interest will accrue on a daily basis, will be calculated on the basis of the actual number of days elapsed and a year of 365 days, and will be payable in arrears on the last Business Day of each

13.	A certificate issued by the Lender as to the interest or any other amount due and payable under this Agreement will be conclusive and binding on the Borrower unless there is an obvious error.

14.

If the Borrower does not make a payment under this Agreement when due, interest on the unpaid amount will accrue daily at a rate of 0% above the Interest Rate from the date of non-payment to the date of actual payment.

Repayment

15.	The term of the Facility is 3 years.

16.	The Borrower will repay the Borrowed Sum in full on 31 January 2024. The obligations set out above are subject to any early repayment made in accordance with the paragraph below.

17.

The Borrower may repay the Borrowed Sum, together with accrued interest, at any time in whole or in part by giving not less than 7 Business Days’ notice in writing. Any partial repayment will be applied first against accrued unpaid interest and then against the Borrowed Sum.

Warranties

18.	The Borrower warrants to the Lender on the date of this Agreement that:

a.	it is private limited company incorporated and validly existing under the law of England and Wales;

b.	it has the power and authority to execute and perform this Agreement;

c.	it has the power to own its own assets and carry on the business it conducts on the date of this Agreement;

d.	its obligations under this Agreement and any transaction contemplated by it are legal, valid, binding and enforceable;

e.

the execution and performance by the Borrower of the obligations in and transactions contemplated by this Agreement do not and will not conflict with its constitutional documents or any of its obligations to any third party;

f.	it has taken all necessary action and obtained all necessary authorisations to enable it to execute, deliver and perform its obligations under this Agreement;

g.

no Event of Default has occurred, is continuing or might reasonably be expected to result from the Lender making any loan under this Agreement or the entry into, the performance of, or any transaction contemplated by this Agreement;

h.	it is not a party to any existing, pending or anticipated litigation, arbitration or administrative proceedings;

i.	there is no outstanding judgement or award against it given by a court, an arbitrator or any other body;

j.

all financial statements relating to the Borrower supplied by or on behalf of the Borrower to the Lender give a true and fair view of the Borrower’s financial condition and operations on the date as at which they are stated to be drawn up;

k.

all information (other than financial statements) supplied by or on behalf of the Borrower to the Lender in connection with this Agreement was complete, true and accurate in all material respects at the time it was supplied or at the date it was stated to be given (except where it has been amended, superseded or updated by more recent information supplied by or on behalf of the Borrower to the Lender); and

l.

it is not aware of any steps having been taken or any legal proceedings initiated or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a liquidator, receiver, administrative receiver or other similar officer in respect of the Borrower or any of its assets.

19.	Each of the warranties in the above paragraph is deemed to be repeated by the Borrower on the date all or part of the Facility is actually lent to the Borrower by Lender under the Drawdown Notice.

Undertakings

20.	From the date of this Agreement until all its liabilities under this Agreement have been discharged, the Borrower will:

a.	deliver to the Lender a copy of its audited financial statements within 180 days after the end of each of its financial years;

b.	provide the Lender with any financial or other information relating to the Borrower or its business as the Lender reasonably requests from time to time;

c.	notify the Lender of any litigation, arbitration or administrative proceedings as soon as it becomes aware of them;

d.

comply in all respects with all laws if failure to do so would have or would be reasonably likely to have a material adverse effect on its business, assets or condition, or its ability to perform its obligations under this Agreement;

e.

notify the Lender of any Event of Default or an event or circumstance which would (with the expiry of a grace period, the giving of notice and/or the making of a determination) be an Event of Default (and the steps, if any, being taken to remedy it) promptly on becoming aware of its occurrence;

f.	will not make any material change to the nature or scope of its business as carried on at the date of this Agreement;

g.	will not sell, lease, transfer, loan or otherwise dispose of any of its assets other than in the ordinary course of its day-to-day trading activities of the Borrower; and

h.	will not create or permit to subsist any security interest over any of its assets.

Default

21.	For the purposes of this Agreement each of the following events or circumstances is an Event of Default:

a.	the Borrower fails to pay any sum payable under this Agreement on its due date;

b.

the Borrower fails to comply with any provision of this Agreement (other than by failing to pay) unless the failure to comply is, in the reasonable opinion of the Lender, capable of remedy and is remedied within 14 Business Days of the earlier of:

i.	the Lender giving notice to the Borrower of the default and the remedy required; and

ii.	the Borrower becoming aware of the default;

c.

any warranty or statement made or deemed made by the Borrower in or under this Agreement and/or any other document delivered by or on behalf of the Borrower in connection with this Agreement is or proves to have been untrue, incorrect, incomplete or misleading in any material respect when made or deemed to be made.

d.	any indebtedness of the Borrower is not paid when due;

e.	any indebtedness of the Borrower becomes or is declared to be due and payable before its stated maturity;

f.	any commitment for indebtedness of the Borrower is cancelled or suspended by a creditor of the Borrower because of any Event of Default; or

g.	the Borrower is unable or admits inability to pay its debts as they fall due;

h.	the Borrower begins negotiations with any of its creditors to reschedule any of its indebtedness because of actual or anticipated financial difficulties;

i.	the value of the Borrower’s assets is less than its liabilities (taking into account contingent and prospective liabilities);

j.	any action, proceedings, procedure or step is taken relating to:

i.

the suspension of payments, moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (using a voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

ii.	a composition, compromise, assignment or arrangement with any creditor of the Borrower; or

iii.	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets;

k.	a distress, attachment, execution, expropriation, sequestration or similar legal process affects any of the Borrower’s assets;

l.	any provision of this Agreement is or becomes invalid, unlawful, unenforceable, terminated, disputed or ceases to be effective or have full force and effect; or

m.	the Borrower ceases or threatens to cease to carry on all or a substantial part of its business.

22.	On the occurrence of an Event of Default, or at any time after the occurrence of an Event of Default which is continuing, the Lender may by notice to the Borrower:

a.	cancel the Facility (which will then be immediately cancelled);

b.

declare that all or part of the Borrowed Sum, all accrued interest and all other amounts outstanding under this Agreement is immediately due and payable (which will then become immediately due and payable); and/or

c.	declare that all or part of the Borrowed Sum becomes payable on demand (which will then become immediately payable on demand by the Lender).

23.	All payments made to the Lender in discharge of the Lender’s indebtedness will be credited first to the payment of accrued interest on the Borrowed Sum and then to the repayment of the Borrowed Sum.

24.	The Borrower will within three Business Days of demand indemnify the Lender against any cost, loss or liability incurred by it as a result of the occurrence of an Event of Default.

Entire agreement

25.

This Agreement contains the whole agreement between the parties relating to its subject matter and supersedes all prior discussions, arrangements or agreements that might have taken place in relation to the Agreement. Nothing in this paragraph limits or excludes any liability for fraud or fraudulent misrepresentation.

Assignment

26.	The Borrower may not assign, transfer, sub-contract, or in any other manner make over to any third party the benefit and/or burden of this Agreement without the prior written consent of the Lender.

27.	The Lender may assign, transfer, sub-contract, or in any other manner make over to any third party the benefit and/or burden of this Agreement.

Variation

28.	No variation to this Agreement will be valid or binding unless it is recorded in writing and signed by or on behalf of each of the parties.

Notices

29.

Any notice (other than in legal proceedings) to be given under this Agreement must be in writing and delivered by pre- paid first class post to or left by hand delivery at the registered address or place of business of the notified party, or sent by fax to the other party’s main fax number or sent by email to the business email address of the chief executive or equivalent of the other party.

30.	Notices which are:

a.

sent by post will be deemed to have been received, where posted from and to addresses in the United Kingdom, on the second Business Day after the date of posting, and where posted from or to addresses outside the United Kingdom, on the tenth Business Day after the date of posting;

b.	delivered by hand will be deemed to have been received at the time the notice is left at the proper address; and

c.	sent by fax will be deemed to have been received on the next Business Day after transmission;

d.	sent by email will be deemed to have been received 24 hours after sending.

Miscellaneous

31.	The Contracts (Rights of Third Parties) Act 1999 will not apply to this Agreement and no third party will have any right to enforce or rely on any provision of this Agreement.

32.	Unless otherwise agreed, no delay, act or omission by a party in exercising any right or remedy will be deemed a waiver of that, or any other, right or remedy.

33.	Provisions which by their intent or terms are meant to survive the termination of this Agreement will do so.

34.

If any court or competent authority finds that any provision of this Agreement (or part of any provision) is invalid, illegal or unenforceable, that provision or part-provision will, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this Agreement will not be affected.

Governing law and jurisdiction

35.

This Agreement shall be governed by and interpreted according to the law of England and Wales and all disputes arising under the Agreement (including non-contractual disputes or claims) shall be subject to the exclusive jurisdiction of the English and Welsh courts.

Executed as a deed by

/s/ Orhan Ertughrul

Orhan Ertughrul

Dated	31/01/2021

in the presence of:

Witness signature /s/ Iveta Duplakova

Name of witness Iveta Duplakova

Address	[***]

Occupation	[***]

Executed as a deed by G-SMATT Europe Media Limited acting by

/s/ Orhan Ertughrul

Orhan Ertughrul, Director

Dated 31/01/2021

and

/s/ Ho Joon Lee
Dated 31/01/2021